Exhibit 10.2

FORM OF

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) dated as of [            ], 2016, between Emerson Electric Co., a Missouri corporation (together with its Affiliates, “Emerson”), and Vertiv Co., a Delaware corporation (together with its Affiliates, “Vertiv”).

PRELIMINARY STATEMENT

WHEREAS, the parties hereto have entered into a Separation and Distribution Agreement dated [            ], 2016 (as amended from time to time, the “SDA”);

WHEREAS, capitalized terms used herein but not defined shall have the meanings ascribed to them in the SDA;

WHEREAS, pursuant to the SDA, Emerson and Vertiv have agreed to enter into this Agreement at the Effective Time in order to provide for the provision of certain transitional services in connection with the separation of the NP Business from the Emerson Business to create Vertiv, a new company that shall operate the NP Business, upon the terms and subject to the conditions set forth herein; and

WHEREAS, the party providing Services (as defined below) hereunder is referred to as “Provider” and the party receiving Services hereunder is referred to as “Recipient.”

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants, conditions, and agreements hereinafter expressed, the parties hereto agree as follows:

1. Services to be Provided.

(a) During the Transition Period (as defined below) (or such shorter period as may be agreed in writing with respect to any Services), Provider shall provide (or cause to be provided by an Affiliate or a Subcontractor in accordance with Section 1(c)) to Recipient the following services to be agreed in a writing delivered by Emerson to Vertiv: (i) certain transitional administrative services described in such writing (the “Administrative Services”) and (ii) certain IT transition services described in such writing (the “IT Services”) ((i) and (ii) collectively, the “Services”). The Services shall only be made available for, and Recipient shall only be entitled to utilize the Services for, the benefit of the operation of the NP Business or the Emerson Business, as applicable. The standard for such services shall be as set forth in Section 3.

(b) The parties shall cooperate and use commercially reasonable efforts to obtain any consents, permits or licenses from any third party that may be required in connection with the provision of the Services hereunder; provided that (i) Provider shall not be required to provide any Service hereunder to the extent the provision of such Service is prevented by the failure, after the exercise of commercially reasonable efforts, to obtain any such consent, permit or license (in which case Provider shall provide Recipient reasonable notice and an opportunity to obtain such consent, permit or license) and (ii) Provider shall not be required to pay to any such third party any amounts to obtain any such consents, permits or licenses.

(c) Except for those of the IT Services as set forth in the writing describing such services, Provider may not, without Recipient’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), directly or through one or more Affiliates, hire or engage one or more subcontractors or other third parties (each, a “Subcontractor”) to perform any or all of Provider’s obligations to provide Services under this Agreement; provided, that the foregoing will not restrict Provider’s ability to provide Services through one or more of its Affiliates; provided, further, that Provider may, without such consent, hire or engage one or more Subcontractors to the extent such Subcontractor is performing such Services as of the date hereof or has provided such Services on behalf of or to the NP Business or the Emerson Business, as applicable, at any time during the twelve-month period preceding the date hereof; provided, further, that Provider shall remain ultimately responsible for ensuring that the obligations set forth in this Agreement are satisfied with respect to any Service provided by any Subcontractor.

(d) Management of, and control over, the provision of the Services provided hereunder (including the determination or designation at any time of the equipment, employees and other resources of Provider, its Affiliates or any Subcontractor engaged in accordance with Section 1(c) to be used in connection with the provision of such Services) shall reside solely with Provider. Without limiting the generality of the foregoing, except as provided in the writing describing the Services delivered concurrently herewith, all labor matters relating to any employees of Provider, its Affiliates and any Subcontractor shall be within the exclusive control of such entity, and Recipient shall not have any rights with respect to, such matters. Except as provided in the writing describing the Services delivered concurrently herewith, Provider shall be solely responsible for the payment of all salary and benefits and all Taxes (including income tax, social security taxes, unemployment compensation, workers’ compensation tax, other employment taxes or withholdings) and premiums and remittances with respect to employees used to provide any Services hereunder.

(e) Except to the extent such materials constitute NP Assets or assets of a member of the Vertiv Group (if Provider is an Affiliate of Emerson) or Emerson Assets or assets of a member of the Emerson Group (if Provider is an Affiliate of Vertiv), all procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by Provider, its Affiliates, or any Subcontractor in connection with the provision of Services (other than any such items being the property of Recipient that are provided by Recipient to Provider to facilitate Provider’s provision of the Services to Recipient) hereunder shall remain the property of Provider, its Affiliates or such Subcontractor and shall at all times be under the sole direction and control of Provider, its Affiliates or such Subcontractor.

(f) From time to time during the term of this Agreement, each of Vertiv and Emerson may request the other party (i) to provide additional (including as to volume, amount, level or frequency, as applicable) or different services which the other party is not expressly obligated to provide under this Agreement if such services are of the type and scope provided by the Emerson Group and/or the Vertiv Group, on the one hand, to the Emerson Group and the Vertiv Group, on the other hand, or vice-versa, in each case during twelve months preceding the date hereof, (ii) expand the scope of any Service or (iii) expand the duration for which any Service is provided (such additional or expanded services, the “Additional Services”). The party receiving such request for Additional Services shall consider such request in good faith and shall notify the requesting party as promptly as practicable as to whether it will or will not provide the Additional Services; provided that no party shall be obligated to provide any Additional Service unless and until the parties agree on the terms therefor.

2. Consideration for Services.

(a) The Recipient of Services shall pay to Provider of such Services the fee for such Services (or category of Services, as applicable) as provided in the writing describing the Services delivered concurrently herewith, which fee shall be no less than the actual cost to Provider of providing such Services plus a reasonable margin (each such fee constituting a “Service Charge”) as set forth in the writing describing the Services delivered concurrently herewith. During the term of this Agreement, the amount of a Service Charge for any Service (or category of Services, as applicable) shall not increase, except to the extent such costs and amounts increase for other Emerson businesses (if Provider is Emerson or an Affiliate of Emerson) or Vertiv businesses (if Provider is Vertiv or an Affiliate of Vertiv) using the same service at the same location or changes in actual compensation and benefits costs. Out-of-pocket costs paid to any third-party provider that is providing goods or services used by Provider in providing the Services (e.g., license costs for software) will be, and will be charged to Recipient at the actual third-party cost or amount of Taxes so imposed.

(b) Provider shall deliver invoices to Recipient on a monthly basis. Provider agrees to afford Recipient, upon reasonable notice not to be less than two (2) business days, access to such information, records and documentation of Provider as Recipient may reasonably request in order to verify any invoices and charges for Services hereunder or additional out-of-pocket costs as set forth in Section 2(a).

(c) Recipient shall pay the undisputed amounts of such invoice by wire transfer to Provider within thirty (30) days of the date of receipt of such invoice to the account specified by Provider; provided that, at Provider’s sole option, with respect to Services rendered outside the United States, payments may be required to be made in local currency. If Recipient fails to pay such amount by such date, Recipient shall be obligated to pay to Provider, in addition to the amount due, interest at the rate of the then prevailing 30-day LIBOR plus 5%, compounded monthly, accruing from the date the payment was due through the date of actual payment.

(d) Recipient shall pay the full undisputed amounts of the Service Charges and shall not set-off, counterclaim or otherwise withhold such amounts owed to Provider under this Agreement. If Recipient disputes, in good faith, any portion of Provider’s invoice, Recipient shall provide written notice (the “Dispute Notice”) to Provider’s Representative (as defined below) of such disputed amount setting forth the nature and basis therefor in reasonable detail and, to the extent available, with supporting documentation. All claims with respect to disputed amounts must be submitted to Provider within ten (10) Business Days of receipt of the applicable invoice. Thereafter, the parties’ respective Representatives will use commercially reasonable efforts to resolve any and all disputed amounts, including without limitation the payment terms thereof, within a 30-day period following the date of receipt of the Dispute Notice. If the parties fail to resolve the dispute within such 30-day period, their Representatives will agree on a national accounting firm to resolve the dispute, which resolution shall be final and binding on the parties.

3. Standard for Service. Except as otherwise provided in this Agreement or in the writing describing the Services delivered concurrently herewith, Provider agrees to use its commercially reasonable efforts to perform each Service in all material respects in the same manner in terms of quality, care, level of priority and service level as the same service was performed by or on behalf of the Emerson Business to the NP Business or the Emerson Business to the NP Business, as applicable, during the twelve-month period prior to the date hereof (or, if not so previously provided, then in all material respects in the same manner in terms of quality, care, level of priority and service level as applicable to similar services provided by Provider). In the event there is any restriction on Provider under an existing contract with a third party that would restrict the quality or standard of care applicable to delivery of a Service to be provided by Provider to Recipient, Provider shall use its commercially reasonable efforts in good faith to provide such Service in a manner as close as possible to the standards described in this Section 3. Provider shall notify Recipient as soon as reasonably practicable of any expected or planned delay in performance or completion of Services.

4. Taxes.

(a) Incremental to any other payments, fees or charges in this Agreement, Recipient shall pay any Taxes imposed on, or payable with respect to, the provision of Services, including all applicable sales, use, value added and similar Taxes, but excluding Taxes based on Provider’s net income.

(b) All sums payable under this Agreement shall be paid free and clear of all deductions or withholdings unless the deduction or withholding is required by applicable law, in which event the amount of the payment due from the party required to make such payment shall be increased to an amount which after any withholding or deduction leaves an amount equal to the payment which would have been due if no such deduction or withholding had been required. Provider shall, prior to the date of any payment to be made pursuant to this Agreement, at the request of Recipient, make commercially reasonable efforts to provide Recipient any certificate or other documentary evidence (i) required by any Tax Law or (ii) which Provider is entitled by any Tax Law to provide in order to reduce the amount of any Taxes that may be deducted or withheld from such payment and the Recipient agrees to accept and act in reliance on any such duly and properly executed or other applicable documentary evidence.

5. Force Majeure. No party shall be responsible for a delay in delivery of any Service if prohibited by Law or caused by an act of god or public enemy, war, terrorism, government acts or regulations, strike or labor dispute, fire, flood, embargo, quarantine, epidemic, unusually severe weather or other cause similar to the foregoing that is outside the reasonable control of such party, in each case which is beyond such party’s reasonable control (a “Force Majeure Event”); provided, however, that such party notifies the other party as soon as reasonably practicable, in writing, upon learning of the occurrence of a Force Majeure Event. Subject to compliance with the foregoing provision, a party’s obligations hereunder (except their payment obligations in respect of Services already provided) shall be postponed for such time as its performance is suspended or delayed on account of such Force Majeure Event, and upon the cessation of such Force Majeure Event, such party will use commercially reasonable efforts to mitigate and cause the Force Majeure Event to be abated and to resume its performance hereunder.

6. Confidential and Proprietary Information and Rights. Recipient and Provider each acknowledge that any information provided to or coming into the possession of the other pursuant to this Agreement will be governed by the confidentiality provisions of the SDA.

7. Term and Termination.

(a) The term of this Agreement (the “Transition Period”) shall commence at the Effective Time and continue with respect to each of the Services for the term thereof, which term shall, unless otherwise agreed by Emerson and Vertiv in the writing describing the Services delivered concurrently herewith, terminate twelve (12) months following the Effective Time, provided that Recipient may, by not less than sixty (60) days prior written notice to Provider, elect to extend the term of any Service for an additional three (3) month period; provided, further, that except as otherwise specified in the writing describing the Services delivered concurrently herewith (i) Recipient may terminate one or more of the Administrative Services it receives at any time and for any reason on not less than thirty (30) days prior written notice to Provider, (ii) Recipient may terminate one or more of the IT Services it receives at any time and for any reason on not less than ninety (90) days prior written notice to Provider and (iii) both parties may terminate this Agreement with respect to one or more Services at any time upon mutual agreement.

(b) Notwithstanding the foregoing, each party reserves the right to immediately terminate this Agreement by written notice to the other in the event that:

(i) the other party breaches or is in default of any material obligation under this Agreement and such breach or default remains uncured for thirty (30) days after receipt of written notice from the non-breaching party;

(ii) the other party shall (A) apply for or consent to the appointment of a receiver, trustee or liquidator, (B) admit in writing a general inability to pay debts as they mature, (C) make a general assignment for the benefit of creditors, or (D) file a voluntary petition or have filed against it a petition (which is not dismissed within sixty (60) days) for an order of relief under the federal bankruptcy code, as the same may be amended, so as to take advantage of any insolvency laws or to file an answer admitting the general obligations of an insolvency petition; or

(iii) the other party shall have been prevented from exercising normal managerial control over all or any substantial part of its property by any Person or agent or by reason of the entry of any order, judgment or decree by any court or governmental agency of competent jurisdiction approving a petition seeking the reorganization of such party, or appointment of a receiver, trustee, liquidator or the like of such party or a substantial part of its assets.

(c) Upon the effective date of termination of any Service pursuant to this Agreement, the Provider of the terminated Service will have no further obligation to provide the terminated Service, and the relevant Recipient will have no obligation to pay any future Service Charges relating to any such Service; provided that Recipient shall remain obligated to the relevant Provider for the Service Charges and any other fees, costs and expenses owed and payable in accordance with the terms of this Agreement in respect of Services provided prior to the effective date of termination. Upon the effective date of termination of any Service pursuant to this Agreement, the relevant Provider shall reduce for the next monthly billing period the amount of the Service Charge for the category of Services in which the terminated Service was included (such reduction to reflect the elimination of all costs incurred in connection with the terminated Service to the extent the same are not required to provide other Services to Recipient), and, upon request of Recipient, Provider shall provide Recipient with documentation and/or information regarding the calculation of the amount of the reduction. In connection with termination of any Service, the provisions of this Agreement not relating solely to such terminated Service shall survive any such termination. The termination of any license of any facility pursuant to this Agreement will be treated in a corresponding manner under this Section 7(c).

(d) The failure of either party to terminate this Agreement for breach of any term or condition shall not constitute a waiver of such breach and shall not affect such party’s right to terminate this Agreement by reason of subsequent breaches of the same or other terms or conditions.

(e) Any termination of this Agreement with respect to any one or more Services shall not terminate this Agreement with respect to any other Service then being provided pursuant to this Agreement.

(f) Notwithstanding anything to the contrary set forth herein, including any extensions of this Agreement or of the period of performance of any particular Service, this Agreement cannot be extended beyond, and all Services shall terminate no later than, the date that is twenty-four (24) months from the date on which the Effective Time occurred.

8. Limitation of Liability.

(a) Provider may rely conclusively on, and will have no liability to Recipient for acting in accordance with, any notice or request (including any request pursuant to Section 1(d) of this Agreement) which Recipient or those acting on its behalf provides to Provider in connection with the performance of the Services.

(b) Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, BUT SUBJECT TO SECTION 8(c) BELOW, NO PARTY HERETO SHALL BE LIABLE FOR (I) ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL OR PUNITIVE OR EXEMPLARY DAMAGES (INCLUDING LOST OR

ANTICIPATED REVENUES OR PROFITS RELATING TO THE SAME) EXCEPT TO THE EXTENT THAT THE OTHER PARTY IS REQUIRED TO PAY ANY SUCH AMOUNTS TO A THIRD PARTY, IN EACH CASE ARISING FROM ANY CLAIM RELATING TO THIS AGREEMENT OR ANY OF THE SERVICES PROVIDED HEREUNDER (INCLUDING DELIVERABLES ASSOCIATED THEREWITH), INCLUDING PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR (II) THE FURNISHING, PERFORMANCE, OR USE OF ANY GOODS OR SERVICES SOLD OR PERFORMED, OR THE FAILURE TO SO FURNISH, PERFORM, OR USE SUCH GOODS OR SERVICES, PURSUANT HERETO, WHETHER BASED UPON AN ACTION OR CLAIM IN CONTRACT, TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), BREACH OF WARRANTY, OR OTHERWISE, EXCEPT IN THE CASE OF GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF SUCH PARTY OR ITS AFFILIATES OR REPRESENTATIVES. FURTHER, WITHOUT LIMITING THE FIRST SENTENCE OF THIS SECTION 8(b), BUT SUBJECT TO SECTION 8(c) BELOW, EXCEPT IN THE CASE OF (I) FRAUD [OR WILLFUL AND KNOWING BREACH OF SECTION 10] ([IN EACH CASE,] AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION) OR (II) CLAIMS MADE UNDER SECTION 11, THE LIABILITY OF EITHER PARTY FOR ANY LOSS OR DAMAGE ARISING IN CONNECTION WITH PROVIDING THE SERVICES HEREUNDER SHALL NOT EXCEED THE TOTAL AMOUNT BILLED OR BILLABLE TO THE OTHER PARTY UNDER THIS AGREEMENT.

(c) Obligation to Correct. In the event of any breach of this Agreement by Provider with respect to any material error or defect in the provision of any individual Service, Provider shall, at Recipient’s request, correct such error or defect or re-perform such Service in a timely manner as promptly as practical after Recipient’s request at the expense of Provider.

9. Access to Records and Properties. Each party shall, during normal business hours and upon reasonable prior notice not less than two (2) Business Days, provide the other party with access to its books and records solely for the purposes of such other party’s provision of the Services and solely to the extent necessary for such other party to provide the Services. Each Party shall also provide the other party physical access to computer and communications equipment at its facilities in order to maintain or service such equipment and software including, without limitation, such access for a reasonable time following termination.

10. Covenants. Provider and Recipient will not, and will ensure that their respective employees, officers, directors, Affiliates and agents do not, make any use of or attempt to gain access to any part of the other party’s business systems and communications networks or to any data of the other party or its Affiliates not specifically made available to that party under this Agreement. Provider and Recipient shall not introduce (i) any code, program, or script (devices) that, upon the occurrence or the non-occurrence of any event, will disable any system or application; (ii) to or through the other party’s “network”, any worm, virus, trap door, back door, or any other contaminant or disabling devices; or (iii) any form of breach of security, data corruption or interruption into the other party’s “network.” If a party has violated this covenant, then in addition to any direct damages to which the non-breaching party and/or its Affiliates may be entitled under law or equity, the breaching party will, to the non-breaching party’s reasonable satisfaction, promptly take all commercially reasonable action and implement all necessary procedures to prevent the reoccurrence of any such violation; failing which, the non-breaching party may terminate this Agreement upon three (3) days written notice (such notice to describe the breach in reasonable detail); provided, however, that the breaching party shall have the opportunity to cure during the three-day notice period, to the non-breaching party’s reasonable satisfaction, any such violation.

11. Indemnification. Except to the extent otherwise provided for in this Agreement, Recipient shall indemnify, defend and hold harmless Provider and its Affiliates against, any Damages which Provider or its Affiliates may sustain or incur by reason of any claim, demand, suit or recovery allegedly arising out of the performance of the Services by Provider or any of its Affiliates, except to the extent and solely to the extent such Damages are finally and judicially determined to be the direct result of the fraud or willful and knowing misconduct of Provider.

12. Dispute Resolution. Except for disputed amounts with respect to invoices for Service Charges, which are governed by Section 2(d) hereof, any dispute, controversy or claim (whether arising from contract, tort or otherwise) that may arise out of, relate to, arise under or in connection with, this Agreement or the transactions contemplated hereby will be resolved in accordance with the procedures set forth in Article 8 of the SDA which shall apply to disputes arising under this Agreement mutatis mutandis.

13. General Provisions.

(a) Notice. All notices, requests, demands, and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made (i) when sent to a party by e-mail at the e-mail address specified below; (ii) upon being delivered by courier delivery to the party for whom it is intended at the address listed below; or (iii) five (5) Business Days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at the address specified for notices in accordance with Section 10.01 of the SDA, or, as applicable, using such other address, as may be designated in writing hereafter by such party.

(b) Representatives. Emerson and Vertiv will each designate a qualified employee to serve as its principal representative (such party’s “Representative”) to coordinate and facilitate the provision of Services to the other party. Such employees designated will be granted sufficient authority to resolve on behalf of Emerson and Vertiv all questions and problems arising with respect to the provision of Services to the other party. From the date hereof until further written notice to the other party, the representative of Emerson shall be [                    ], and the representative of Vertiv shall be [                    ]. Unless otherwise agreed by the parties in writing, all communications relating to this Agreement and the Services will be made in accordance with Section 13(a).

(c) No Partnership, Joint-Venture Or Agency Created. The relationship of Provider and Recipient shall be that of independent contractors only. Nothing in this Agreement shall be construed as making one party a partner, joint-venturer, agent or legal representative of the other or otherwise as having the power or authority to bind the other in any manner.

(d) Entire Agreement. This Agreement together with the writing describing the Services delivered concurrently herewith, the SDA, the Schedules and Exhibits thereto, and the Ancillary Agreements embody the entire agreement and understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings relating to such subject matter hereof and thereof. In the event of any conflict between this Agreement and the SDA, the terms of the SDA shall control.

(e) Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the parties hereto as evidenced hereby.

(f) Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by either party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed).

(g) Counterparts. This Agreement may be executed by facsimile or other digital means, simultaneously in multiple counterparts or in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(h) Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

(i) Headings; Interpretation. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each reference in this Agreement to a Section, unless otherwise indicated, shall mean a Section of this Agreement. References herein to “days,” unless otherwise indicated, are to consecutive calendar days. All parties hereto have participated substantially in the negotiation and drafting of this Agreement and agree that no ambiguity herein should be construed against the draftsman. For the purposes of determining whether any amount of local currency exceeds or is less than any U.S. dollar amount referred to in this Agreement, the exchange rate prevailing on the relevant date (or, if the relevant date is not a Business Day, on the immediately preceding Business Day) as published by the New York Times shall be used. References to a “corporation” or “company” shall be construed so as to include any corporation, company, or other body corporate, wherever and however incorporated or established.

(j) Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Missouri, without regard to the conflicts of law rules thereof.

(k) Submission to Jurisdiction. Subject to Section 12, each of the parties hereto irrevocably submits to the exclusive jurisdiction of the circuit courts located in St. Louis County, Missouri and the United States District Court for the Eastern District of Missouri for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the parties hereto agrees to commence any action, suit or proceeding relating hereto in the United States District Court for the Eastern District of Missouri or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the state courts located in St. Louis County, Missouri. Each of the parties hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address for notice in accordance with Section 13(a) shall be effective service of process for any action, suit or proceeding in Missouri with respect to any matters to which it has submitted to jurisdiction in this Section 13(k). Each of the parties hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the state courts located in St. Louis County, Missouri or (ii) the United States District Court for the Eastern District of Missouri, and hereby further irrevocably and unconditionally agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum or to raise any similar defense or objection.

(l) Amendment and Waiver. Any provision of this Agreement may be amended or waived only if such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

(m) Disclosure Generally. All references to this Agreement herein or in any agreement contemplated hereby shall be deemed to refer to this entire Agreement, including the writing describing the Services delivered concurrently herewith.

(n) No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any Person not a party hereto, or any such Person’s Affiliates, any right to any benefits hereunder, and no such party shall be entitled to sue either party to this Agreement with respect thereto.

(o) Survival. The parties hereby acknowledge and agree that the obligations of each party set forth in Sections 1(e), 4, 6, 7, 8, 10, 11, 12 and 13 hereof shall survive any termination of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed as of the day and year first above written.

EMERSON ELECTRIC CO.

By:
Name:
Title:

VERTIV CO.

By:
Name:
Title:

[Signature Page—Transition Services Agreement]